INTERCREDITOR AGREEMENT
Intercreditor Agreement (this “Agreement”), dated as of November 8, 2016, among JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, with its successors and assigns in such capacity, and as more specifically defined below, the “ABL Representative”) for the ABL Secured Parties (as defined below), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, with its successors and assigns in such capacity, and as more specifically defined below, the “Term Loan Representative”) for the Term Loan Secured Parties (as defined below), and each of the Loan Parties (as defined below) party hereto.
WHEREAS Winnebago Industries, Inc., an Iowa corporation (the “Company”), Winnebago of Indiana, LLC, an Iowa limited liability company (“WGO of Indiana”), after giving effect to the Grand Design Acquisition (as defined in the Existing ABL Agreement (defined below)), Grand Design RV, LLC, an Indiana limited liability company (“Grand Design”; the Company, WGO of Indiana and Grand Design are collectively referred to herein as the “ABL Borrowers”), other Loan Parties party thereto, the ABL Representative and certain financial institutions and other entities are parties to the Credit Agreement, dated as of the date hereof (the “Existing ABL Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Loan Parties;
WHEREAS Octavius Corporation, a Delaware corporation (“Octavius” and together with the ABL Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Term Loan Representative and certain financial institutions and other entities are parties to the Loan Agreement, dated as of the date hereof (the “Existing Term Loan Agreement”), pursuant to which such financial institutions and other entities have agreed to make term loans to Octavius, and such term loans are guaranteed by the other Loan Parties;
WHEREAS, the Loan Parties have granted to the ABL Representative security interests and liens in the Collateral (as defined below) as security for payment and performance of the ABL Obligations (as defined below); and
WHEREAS, the Loan Parties have granted to the Term Loan Representative security interests and liens in the Collateral as security for payment and performance of the Term Loan Obligations (as defined below).
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
Section 1.Definitions; Rules of Construction.
1.1UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Payment Intangibles, Records, Securities Account and Supporting Obligations.

1.2Defined Terms. The following terms, as used herein, have the following meanings:
“ABL Agreement” means the collective reference to (a) the Existing ABL Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing ABL Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”‘). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.
“ABL Creditors” means, collectively, the “Lenders” and the “Secured Parties”, each as defined in the ABL Agreement.
“ABL DIP Financing” has the meaning set forth in Section 5.2(a).
“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Loan Document” as defined in the ABL Agreement (other than this Agreement).
“ABL Priority Collateral” means all Collateral consisting of the following:

(1)	all Accounts and Credit Card Receivables;

(2)	all Inventory;

(3)	all Deposit Accounts;

(4)	all cash and cash equivalents;

(5)
to the extent evidencing or governing any of the items referred to in the preceding clauses (1), (2), (3) and (4), all Chattel Paper, Documents, Instruments, General Intangibles and Securities Accounts related thereto; provided that to the extent any of the foregoing also relates to Term Loan Priority Collateral only that portion related to the items referred to in the preceding clauses (1), (2), (3) and (4) shall be included in the ABL Priority Collateral;

(6)
all books and records relating to the foregoing (including without limitation all books, databases, customer lists and records, whether tangible or electronic which contain any information relating to any of the foregoing); and

(7)
all Proceeds of and Supporting Obligations, including, without limitation, Letter of Credit Rights, with respect to any of the foregoing and all collateral security and guarantees given by any Person in favor of any Loan Party with respect to any of the foregoing.

“ABL Guarantee” means any guarantee by any Loan Party of any or all of the ABL Obligations.
“ABL Lien” means any Lien created by the ABL Security Documents.
“ABL Obligations” means (a) all principal of and interest (including without limitation any Post- Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Obligations, (d) all Banking Services Obligations and (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable by the Loan Parties from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise, including pursuant to any settlement entered into by an ABL Secured Party or a Term Loan Secured Party in its discretion) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents), and (d) so long as the Term Loan Obligations Payment Date shall not have occurred, the ABL Representative has delivered a written notice to the Term Loan Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties.
“ABL Post-Petition Assets” has the meaning set forth in Section 5.2(b).
“ABL Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Representative shall be the Person identified as such in such Agreement.
“ABL Secured Parties” means the ABL Representative, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means the “Collateral Documents” as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.
“Access Period” means, with respect to each parcel or item of Term Loan Priority Collateral, the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the day on which the ABL Representative provides the Term Loan Representative with the notice of its election to obtain access to such parcel or item of Term Loan Priority Collateral pursuant to Section 3.4(c) and (b) the fifth Business Day after the Term Loan Representative provides the ABL Representative with notice that the Term Loan Representative (or its agent) has obtained possession or control of such parcel or item of Term Loan Priority Collateral and ends on the earliest of (i) the day which is 180 days after the date (the “Initial Access Date”) on which the ABL Representative initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Term Loan Priority Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, (ii) the date on which all or substantially all of the ABL Priority Collateral associated with such parcel or item of Term Loan Priority Collateral is sold, collected or liquidated, (iii) the ABL Obligations Payment Date and (iv) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.
“Additional ABL Agreement” means any agreement for the incurrence of additional indebtedness that is permitted to be secured by the ABL Priority Collateral pursuant to the ABL Agreement and any agreement approved for designation as such by the ABL Representative and the Term Loan Representative.
“Additional Debt” has the meaning set forth in Section 10.5(b).
“Additional Term Loan Agreement” means any agreement for the incurrence of additional indebtedness that is permitted to be secured by the Term Loan Priority Collateral pursuant to the Term Loan Agreement and any agreement approved for designation as such by the Term Loan Representative and the ABL Representative.
“Banking Services Obligations” means all obligations of the Company and its subsidiaries owed to any ABL Secured Party (or any of its affiliates) in respect of treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services), credit card services, stored valued card services, merchant processing services, other cash management services, equipment leasing and equipment financing; provided that, “Banking Services Obligations” shall include, without limitation, all “Banking Services Obligations” (as defined in the Existing ABL Agreement as in effect on the date hereof).
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.).
“Borrowers” has the meaning set forth in the second WHEREAS clause above.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Collateral” means, collectively, all property upon which a Lien is granted pursuant to the Security Documents.
“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document (if any) that creates a security interest in the same Senior Collateral, granted by the same Loan Party, as applicable.
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Credit Card Issuer” shall mean any Person who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc.
“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Loan Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
“Credit Card Receivable” means each Payment Intangible, together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Credit Card Issuer in connection with the sale of Inventory by a Loan Party, or services performed by a Loan Party.
“Enforcement Action” means, with respect to the ABL Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to any Collateral under, as applicable, the ABL Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, with the understanding that the commencement and continuation of a Cash Dominion Period (as defined in the ABL Security Documents) by itself shall not constitute an Enforcement Action.
“Existing ABL Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.
“Existing Term Loan Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.
“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
“Intellectual Property” means, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trademarks, the Trade Secrets and the Licenses, and all rights to sue at law or in equity for any infringement thereof, including the right to receive all proceeds and damages therefrom.
“Junior Collateral” means, with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.
“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.
“Junior Liens” means (a) with respect to any ABL Priority Collateral, all Liens securing the Term Loan Obligations and (b) with respect to any Term Loan Priority Collateral, all Liens securing the ABL Obligations.
“Junior Obligations” means (a) with respect to any ABL Priority Collateral, all Term Loan Obligations and (b) with respect to any Term Loan Priority Collateral, all ABL Obligations.
“Junior Representative” means (a) with respect to any ABL Obligations or any ABL Priority Collateral, the Term Loan Representative and (b) with respect to any Term Loan Obligations or any Term Loan Priority Collateral, the ABL Representative.
“Junior Secured Parties” means (a) with respect to the ABL Priority Collateral, all Term Loan Secured Parties and (b) with respect to the Term Loan Priority Collateral, all ABL Secured Parties.
“Junior Security Documents” means, with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.
“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, Trademarks or Trade Secrets, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Lien Priority” means with respect to any Lien of the ABL Representative or Term Loan Representative in the Collateral, the order of priority of such Lien specified in Section 2.1.
“Loan Documents” means, collectively, the ABL Documents and the Term Loan Documents.
“Loan Party” means the Borrowers and each direct or indirect affiliate or shareholder (or equivalent) of the Borrowers or any of their affiliates that are now or hereafter become a party to any ABL Document or any Term Loan Document, in each case as a direct obligor or guarantor of the ABL Obligations or Term Loan Obligations, as applicable. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
“Patents” means with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity or party, including any government and any political subdivision, agency or instrumentality thereof.
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.
“Priority Collateral” means the ABL Priority Collateral or the Term Loan Priority Collateral.
“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including, without limitation, all proceeds of any insurance policy covering the Collateral and all tax refunds received in respect of Collateral.
“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.
“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”
“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement.”
“Secured Obligations” means the ABL Obligations and the Term Loan Obligations. “Secured Parties” means the ABL Secured Parties and the Term Loan Secured Parties.
“Security Documents” means, collectively, the ABL Security Documents and the Term Loan Security Documents.
“Senior Collateral” means with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.
“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.
“Senior Liens” means (a) with respect to the ABL Priority Collateral, all Liens securing the ABL Obligations and (b) with respect to the Term Loan Priority Collateral, all Liens securing the Term Loan Obligations.
“Senior Obligations” means (a) with respect to any ABL Priority Collateral, all ABL Obligations and (b) with respect to any Term Loan Priority Collateral, all Term Loan Obligations.
“Senior Obligations Payment Date” means (a) with respect to any ABL Obligations, the ABL Obligations Payment Date and (b) with respect to any Term Loan Obligations, the Term Loan Obligations Payment Date.
“Senior Representative” means (a) with respect to any ABL Priority Collateral, the ABL Representative and (b) with respect to any Term Loan Priority Collateral, the Term Loan Representative.
“Senior Secured Parties” means (a) with respect to the ABL Priority Collateral, all ABL Secured Parties and (b) with respect to the Term Loan Priority Collateral, all Term Loan Secured Parties.

“Senior Security Documents” means, with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.
“Swap Obligations” means all obligations of the Company and its subsidiaries owed to any ABL Creditor (or any of its affiliates) in respect of any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that, “Swap Obligations” shall include, without limitation, all “Swap Agreement Obligations” (as defined in the Existing ABL Agreement as in effect on the date hereof).
“Term Loan Agreement” means the collective reference to (a) the Existing Term Loan Agreement, (b) any Additional Term Loan Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Agreement, any Additional Term Loan Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Agreement hereunder (a “Replacement Term Loan Agreement”). Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then extant.
“Term Loan Creditors” means, collectively, the “Lenders” and the “Secured Parties”, each as defined in the Term Loan Agreement.
“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b).
“Term Loan Documents” means the Term Loan Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other “Loan Document” as defined in the Term Loan Agreement (other than this Agreement).
“Term Loan Guarantee” means any guarantee by any Loan Party of any or all of the Term Loan Obligations.
“Term Loan Lien” means any Lien created by the Term Loan Security Documents.
“Term Loan Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Term Loan Agreement or any Term Loan DIP Financing by the Term Loan Creditors and (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time by the Loan Parties pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise, including pursuant to any settlement entered into by an ABL Secured Party or a Term Loan Secured Party in its discretion) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
“Term Loan Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Term Loan Documents have been terminated, and (c) so long as the ABL Obligations Payment Date shall not have occurred, the Term Loan Representative has delivered a written notice to the ABL Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Loan Secured Parties.
“Term Loan Post-Petition Assets” has the meaning set forth in Section 5.2(a).
“Term Loan Priority Collateral” means all Collateral (other than the ABL Priority Collateral) and all Proceeds thereof; provided, however, “Term Loan Priority Collateral” shall not include Proceeds from the disposition of any Term Loan Priority Collateral that otherwise constitute ABL Priority Collateral (such as, but not limited to, cash proceeds) to the extent such Proceeds are not required to be applied to the mandatory prepayment of the Term Loan Obligations pursuant to the Term Loan Documents, unless such Proceeds either (x) arise from a disposition of Term Loan Priority Collateral resulting from an Enforcement Action taken by the Term Loan Secured Parties permitted by this Agreement or (y) are deposited in a segregated cash collateral account with the Term Loan Representative (in its capacity as Term Loan Representative under the Term Loan Documents) to the extent required by the Term Loan Documents. If such Proceeds are required to be applied to the mandatory prepayment of the Term Loan Obligations or arise from a disposition of Term Loan Priority Collateral resulting from an Enforcement Action, such Proceeds shall not be included in the ABL Priority Collateral (notwithstanding anything in the definition thereof to the contrary, including anything in the definition of Accounts to the contrary, but subject to Section 4.1) and shall be Term Loan Priority Collateral, but otherwise such Proceeds will constitute ABL Priority Collateral.
“Term Loan Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Loan Agreement, the Term Loan Representative shall be the Person identified as such in such Agreement.
“Term Loan Secured Parties” means the Term Loan Representative, the Term Loan Creditors and any other holders of the Term Loan Obligations.
“Term Loan Security Documents” means the “Collateral Documents” as defined in the Term Loan Agreement, and any other documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of this Agreement.
“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Loan Party, including with respect to any and all of the foregoing: (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue for past, present and future infringement thereof, (iii) all licenses, claims, damages, and proceeds of suit arising therefrom, and (iv) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.
“Trademarks” means with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, brand names, corporate names, business names, domain names, logos and other source or business identifiers and the registrations and applications for registration thereof, all common-law rights related thereto, and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Unasserted Contingent Obligations” means, at any time, ABL Obligations or Term Loan Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Term Loan Obligation, as applicable, and (b) with respect to ABL Obligations, contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations or Term Loan Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
1.3Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, extended, renewed, restated, replaced or otherwise modified (subject to any restrictions on such amendments, supplements, extensions, renewals, restatements, replacements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 2.    Lien Priority.

2.1Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the Uniform Commercial Code, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a)any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b)any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

2.2Prohibition on Contesting Liens. In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, agrees that it shall not, and hereby waives any right to:

(a)contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b)demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3Nature of Obligations. The Term Loan Representative on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently reborrowed, and that the terms of the ABL Obligations and any ABL Agreement or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof. The ABL Representative on behalf of itself and the other ABL Secured Parties acknowledges that Term Loan Obligations may be replaced or refinanced and the amount of any Term Loan Obligations may be increased, reduced, or repaid, and any Term Loan Document or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time, and that the aggregate amount of the Term Loan Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Loan Obligations, or any portion thereof.

2.4No New Liens. (a) Until the ABL Obligations Payment Date, no Term Loan Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein. If any Term Loan Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein, then the Term Loan Representative (or the relevant Term Loan Secured Party) shall, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document be deemed to also hold and have held such lien for the benefit of the ABL Representative as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Representative in writing of the existence of such Lien.

(b)Until the Term Loan Obligations Payment Date, no ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein, then the ABL Representative (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such lien for the benefit of the Term Loan Representative as security for the Term Loan Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Loan Representative in writing of the existence of such Lien.

2.5Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan Secured Parties in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term

Loan Obligation claims against the Loan Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that are available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Loan Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6Agreements Regarding Actions to Perfect Liens. (a) The ABL Representative agrees on behalf of itself and the other ABL Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against Real Property in favor of or for the benefit of the ABL Representative shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Term Loan Representative, in accordance with the provisions of the Intercreditor Agreement dated as of November 8, 2016, as amended from time to time.”

(b)Each of the ABL Representative and the Term Loan Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Collateral pursuant to the ABL Security Documents or the Term Loan Security Documents, as applicable, such possession or control is also for the benefit of the Term Loan Representative and the other Term Loan Secured Parties or the ABL Representative and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their security interest (if any) in such Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Representative or the Term Loan Representative (or any third party acting on either such Person’s behalf) with respect to such Collateral or provide the Term Loan Representative, any other Term Loan Secured Party, the ABL Representative or any other ABL Secured Party, as applicable, with any rights with respect to such Collateral beyond those specified in this Agreement, the ABL Security Documents and the Term Loan Security Documents, as applicable, provided that subsequent to the occurrence of the ABL Obligations Payment Date (so long as the Term Loan Obligations Payment Date shall not have occurred), the ABL Representative shall (i) deliver to the Term Loan Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Term Loan Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Term Loan Representative shall (i) deliver to the ABL Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that (i) prior to the occurrence of the Term Loan Obligations Payment Date, upon the request of the Term Loan Representative or the Borrower, the ABL Loan Representative shall turn over to the Term Loan Representative any Term Loan Priority Collateral of which it has physical possession, and (ii) prior to the occurrence of the ABL Obligations Payment Date, upon the request of the ABL Representative or the Borrower, the Term Loan Representative shall turn over to the ABL Representative any ABL Priority Collateral of which it has physical possession. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

Section 3.    Enforcement Rights.

3.1Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to the proviso set forth in Section 5.1; provided that the Senior Secured Parties shall provide prior written notice to the relevant Junior Secured Party of any such Enforcement Action with respect to the Senior Collateral, but the failure to give any such notice shall not create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any other party. Upon the occurrence and during the continuance of an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents.

3.2Standstill and Waivers. Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the proviso set forth in Section 5.1:

(i)they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(ii)they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(iii)they have no right to (x) direct either the Senior Representative or any other

Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(iv)they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(v)they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(vi)they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.

3.3Judgment Creditors. In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement. In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.

3.4Cooperation: Sharing of Information and Access. (a) The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the ABL Representative shall reasonably request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Loan Representative shall reasonably request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Loan Priority Collateral.

(b)In the event that the ABL Representative shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to the Term Loan Priority Collateral, the ABL Representative shall promptly notify the Term Loan Representative of such fact and, upon request from the Term Loan Representative and as promptly as practicable thereafter, either make available to the Term Loan Representative such books and Records for inspection and duplication or provide to the Term Loan Representative copies thereof. In the event that the Term Loan Representative shall, in the exercise of its rights under the Term Loan Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Loan Representative shall promptly notify the ABL Representative of such fact and, upon request from the ABL Representative and as promptly as practicable thereafter, either make available to the ABL Representative such books and records for inspection and duplication or provide the ABL Representative copies thereof. The Term Loan Representative hereby irrevocably grants the ABL Representative (or its designee) a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Loan Representative’s interest therein, exercisable without payment of royalty or other compensation, to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the ABL Representative (or its designee) and the ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute .or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms and conditions of the ABL Security Documents and the other ABL Documents. The Term Loan Representative agrees that any sale, transfer or other disposition of any of the Loan Parties’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the ABL Representative’s rights as set forth in the foregoing sentence.

(c)If the Term Loan Representative, or any agent or representative thereof, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any of the Term Loan Priority Collateral, the Term Loan Representative shall promptly notify the ABL Representative in writing of that fact, and the ABL Representative shall, within ten Business Days thereafter, notify the Term Loan Representative in writing as to whether the ABL Representative desires to exercise access rights under this Agreement. In addition, if the ABL Representative, or any agent or representative of the ABL Representative, or any receiver, shall obtain possession or physical control of any of the Term Loan Priority Collateral in connection with an Enforcement Action, then the ABL Representative shall promptly notify the Term Loan Representative that the ABL Representative is exercising its access rights under this Agreement. Upon delivery of such notice by the ABL Representative to the Term Loan Representative, the ABL Representative and Term Loan Representative shall confer in good faith to coordinate with respect to the ABL Representative’s exercise of such access rights, with such access rights to apply to any parcel or item of Term Loan Priority Collateral access to which is reasonably necessary to enable the ABL Representative during normal business hours to convert ABL Priority Collateral consisting of raw materials and work-in-process into saleable finished goods and/or to transport such ABL Priority Collateral to a point where such conversion can occur, to otherwise prepare ABL Priority Collateral for sale and/or to arrange or effect the sale of ABL Priority Collateral

(including the conducting of auctions), all in accordance with the manner in which such matters are completed in the ordinary course of business. Consistent with the definition of “Access Period,” access rights will apply to differing parcels or items of Term Loan Priority Collateral at differing times, in which case, a differing Access Period will apply to each such parcel or items. During any pertinent Access Period, the ABL Representative and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item the Term Loan Priority Collateral for the purposes described above. The ABL Representative shall take proper and reasonable care under the circumstances of any Term Loan Priority Collateral that is used by the ABL Representative during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Representative or its agents, representatives or designees and the ABL Representative shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the Term Loan Priority Collateral. The ABL Representative shall indemnify and hold harmless the Term Loan Representative and the Term Loan Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Representative and the ABL Secured Parties will not be liable for any diminution in the value of Term Loan Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. The ABL Representative and the Term Loan Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Loan Representative to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale. Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Representative from exercising any of its rights hereunder, then the Access Period granted to the ABL Representative under this Section 3.4 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.4. The Term Loan Representative shall not foreclose or otherwise sell, remove or dispose of any of the Term Loan Priority Collateral during the Access Period with respect to such Collateral if the ABL Representative (acting in good faith) informs the Term Loan Representative in writing that such Collateral is reasonably necessary to enable the ABL Representative to convert, transport or arrange to sell the ABL Priority Collateral as described above.

3.5No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6 hereof, if any ABL Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Loan Secured Party.

3.6Actions Upon Breach. (a) If any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Collateral, such Loan Party, with the prior written consent of the ABL Representative or the Term Loan Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Loan Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)Should any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party or Term Loan Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against such ABL Secured Party or Term Loan Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the ABL Representative on behalf of each ABL Secured Party and the Term Loan Representative on behalf of each Term Loan Secured Party that (i) the ABL Secured Parties’ or Term Loan Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party or ABL Secured Party, as applicable, waives any defense that the Loan Parties and/or the Term Loan Secured Parties and/or ABL Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4.    Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1Application of Proceeds.

(a)Application of Proceeds of Senior Collateral. The Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral shall be applied, first, to the payment of costs and expenses (including reasonable attorneys fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action, second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date, third, to the payment of the Junior Obligations, to the extent such Senior Collateral also constitutes Junior Collateral, in accordance with the Junior Documents, and fourth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
All Proceeds of any sale of a Loan Party as a whole, or substantially all of the assets of any Loan Party, or any sale where ABL Priority Collateral and Term Loan Priority Collateral are sold together as a combined pool of assets, where the consideration received is not allocated by type of asset, in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows under clause “second” above: first to the ABL Representative for application to the

ABL Obligations in accordance with the terms of the ABL Documents, up to the amount of the book value of the ABL Priority Collateral disposed of in such sale or owned by such Loan Party (in the case of a sale of such Loan Party as a whole), and second to the Term Loan Representative for application to the Term Loan Obligations in accordance with the terms of the Term Loan Documents to the extent such Proceeds exceed the book value of the ABL Priority Collateral.

(b)Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c)Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall, to the extent practicable and in accordance with its normal practices, be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2Releases of Liens. (a) (i) Upon any release, sale or disposition of ABL Priority Collateral permitted pursuant to the terms of the ABL Documents that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date, and any release of the ABL Lien after the occurrence and during the continuance of any event of default under the Term Loan Agreement) on any ABL Priority Collateral, the Term Loan Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of ABL Priority Collateral is permitted pursuant to the terms of the Term Loan Documents.

(ii)Upon any release, sale or disposition of ABL Priority Collateral pursuant to any Enforcement Action that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral, the Term Loan Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such ABL Priority Collateral are applied in accordance with Section 4.1(a) (with, in the case of ABL Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii)The Term Loan Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the ABL Representative or the Borrower shall reasonably request in writing to evidence any release of the Term Loan Lien described herein. The Term Loan Representative hereby appoints the ABL Representative and any officer or duly authorized person of the ABL Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Loan Representative and in the name of the Term Loan Representative or in the ABL Representative’s own name, from time to time, in the ABL Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b)(i) Upon any release, sale or disposition of Term Loan Priority Collateral permitted pursuant to the terms of the Term Loan Documents that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date, and any release of the Term Loan Lien after the occurrence and during the continuance of any event of default under the ABL Agreement) on any Term Loan Priority Collateral, the ABL Lien on such Term Loan Priority Collateral (excluding any portion of the proceeds of such Term Loan Priority Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Term Loan Priority Collateral is permitted pursuant to the terms of the ABL Documents.

(ii)    Upon any release, sale or disposition of Term Loan Priority Collateral pursuant to any Enforcement Action that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date) on any Term Loan Priority Collateral, the ABL Lien on such Term Loan Priority Collateral (excluding any portion of the proceeds of such Term Loan Priority Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Term Loan Priority Collateral are applied in accordance with Section 4.1(a) (with, in the case of Term Loan Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).
(iii)    The ABL Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Term Loan Representative or the Borrower shall reasonably request in writing to evidence any release of the ABL Lien described herein. The ABL Representative hereby appoints the Term Loan Representative and any officer or duly authorized person of the Term Loan Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Representative and in the name of the ABL Representative or in the Term Loan Representative’s own name, from time to time, in the Term Loan Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
4.3Certain Real Property Notices: Insurance. (a) The Term Loan Representative shall give the ABL Representative at least 30 days notice prior to commencing any Enforcement Action against any Real Property (including, for the avoidance of doubt, the commencement of any action against title insurance policies) owned by any Loan Party at which ABL Priority Collateral is stored or otherwise located or to dispossess any Loan Party from such Real Property.

(b)Proceeds of Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Representative and Term Loan Representative shall be named as additional insureds and lender loss payees with respect to all insurance policies relating to Collateral, to the extent required pursuant to the terms of the Loan Documents. The ABL Representative shall have the sole and exclusive right, as against the Term Loan Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Loan Representative shall have the sole and exclusive right, as against the ABL Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Loan Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Representative or the Term Loan Representative, as the case may be, and each of the Term Loan Representative and ABL Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

Section 5.    Insolvency Proceedings.

5.1Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Representative may (i) file a proof of claim in an Insolvency Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

5.2Financing Matters. (a) If any Loan Party becomes subject to any Insolvency

Proceeding in the United States at any time prior to the ABL Obligations Payment Date, and if the ABL Representative or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “ABL DIP Financing”‘), then the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that each Term Loan Secured Party (i) (x) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Term Loan Representative’s Lien on the Collateral to secure the Term Loan Obligations or on any other grounds and (y) will not request any adequate protection solely as a result of such ABL DIP Financing except as set forth in Section 5.4 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on any ABL Priority Collateral (A) to such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the ABL Secured Parties and (C) to any “carve-out” agreed to by the ABL Representative or the other ABL Secured Parties, so long as (x) the Term Loan Representative retains its Lien on the Collateral to secure the Term Loan Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Loan Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Loan Representative on the Term Loan Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Representative and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral and (z) if the ABL Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, and such replacement or adequate protection Lien is on any of the Term Loan Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Term Loan Priority Collateral (the “Term Loan Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Term Loan Representative on the Term Loan Priority Collateral and (2) the Term Loan Representative also receives a replacement or adequate protection Lien on such Term Loan Post- Petition Assets of the debtor to secure the Term Loan Obligations. In no event will any of the ABL Secured Parties seek to obtain a priming Lien on any of the Term Loan Priority Collateral and nothing contained herein shall be deemed to be a consent by Term Loan Secured Parties to any adequate protection payments using Term Loan Priority Collateral

(b)If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Representative or the other Term Loan Secured Parties desire to consent (or not object) or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Term Loan DIP Financing”), then the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that each ABL Secured Party (i) (x) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Term Loan DIP Financing on the grounds of a failure to provide “adequate protection” for the ABL Representative’s Lien on the Collateral to secure the

ABL Obligations or on any other grounds and (y) will not request any adequate protection solely as a result of such Term Loan DIP Financing except as set forth in Section 5.4 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on any Term Loan Priority Collateral (A) to such Term Loan DIP Financing on the same terms as the Term Loan Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Term Loan Secured Parties and (C) to any “carve-out” agreed to by the Term Loan Representative or the other Term Loan Secured Parties, so long as (x) the ABL Representative retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Term Loan DIP Financing is junior and subordinate to the Lien of the ABL Representative on the ABL Priority Collateral, (y) all Liens on Term Loan Priority Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Liens of the Term Loan Representative and the Term Loan Secured Parties securing the Term Loan Obligations on Term Loan Priority Collateral and (z) if the Term Loan Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Term Loan Obligations, and such replacement or adequate protection Lien is on any of the ABL Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the ABL Priority Collateral (the “ABL Post-Petition Assets”) is junior and subordinate to the Lien in favor of the ABL Representative on the ABL Priority Collateral and (2) the ABL Representative also receives a replacement or adequate protection Lien on such ABL Post-Petition Assets of the debtor to secure the ABL Obligations. In no event will any of the Term Loan Secured Parties seek to obtain a priming Lien on any of the ABL Priority Collateral, and nothing contained herein shall be deemed to be a consent by the ABL Secured Parties to any adequate protection payments using ABL Priority Collateral. In addition, nothing contained herein shall be deemed to be a consent by any of the ABL Secured Parties to the use of cash collateral under the Bankruptcy Code, and any use of such cash collateral shall require the prior written consent of the ABL Representative.

(c)All Liens granted to the Term Loan Representative or the ABL Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Representative. Until the Term Loan Obligations Payment Date, the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Loan Priority Collateral, without the prior written consent of the Term Loan Representative. In addition, neither the Term Loan Representative nor the ABL Representative shall seek any relief from the automatic stay with respect to any Collateral without providing 10 days’ prior written notice to the other, unless otherwise agreed by both the ABL Representative and the Term Loan Representative.

5.4Adequate Protection. (a) The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that, prior to the ABL Obligations Payment Date, so long as the ABL Representative and the other ABL Secured Parties comply with Section 5.4(b), none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the ABL Representative or the other ABL Secured Parties for adequate protection of its interest in the Collateral or any adequate protection provided to the ABL Representative or the other ABL Secured Parties, (ii) any objection by the ABL Representative or any other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the payment of interest, fees, expenses or other amounts to the ABL Representative or any other ABL Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2. The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, further agrees that, prior to the ABL Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the ABL Liens for costs or expenses of preserving or disposing of any ABL Priority Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(a)(i)(v), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(a)(i)(x) and Section 5.3), in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and the ABL Secured Parties do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral the Term Loan Representative, on behalf of itself and any of the Term Loan Secured Parties, may, as adequate protection of their interests in the ABL Priority Collateral, seek or accept (and the ABL Representative and the ABL Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Term Loan Liens on the ABL Priority Collateral are so subordinated to the ABL Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Secured Parties, provided, however, that the Term Loan Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Term Loan Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(b)The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that, prior to the Term Loan Obligations Payment Date, so long as the Term Loan Representative and the other Term Loan Secured Parties comply with Section 5.4(a), none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the Term Loan Representative or the other Term Loan Secured Parties for adequate protection of its interest in the Collateral or any adequate protection provided to the Term Loan Representative or the other Term Loan Secured Parties, (ii) any objection by the Term Loan Representative or any other Term Loan Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Term Loan Representative or any other Term Loan Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2. The ABL Representative, on behalf of itself and the other ABL Secured Parties, further agrees that, prior to the Term Loan Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Term Loan Liens for costs or expenses of preserving or disposing of any Term Loan Priority Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(b)(i)(v), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(b)(i)(x) and Section 5.3), in any Insolvency Proceeding, if the Term Loan Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Term Loan Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any Term Loan DIP Financing or use of cash collateral, and the Term Loan Secured Parties do not object to the adequate protection being provided to them, then in connection with any such Term Loan DIP Financing or use of cash collateral the ABL Representative, on behalf of itself and any of the ABL Secured Parties, may, as adequate protection of their interests in the Term Loan Priority Collateral, seek or accept (and the Term Loan Representative and the Term Loan Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Term Loan Obligations on the same basis as the other ABL Liens on the Term Loan Priority Collateral are so subordinated to the Term Loan Liens under this Agreement and (y) superpriority claims junior in all respects to such superpriority claims granted to the Term Loan Secured Parties, provided, however, that the ABL Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the ABL Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

5.5Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise (including pursuant to any settlement entered into by an ABL Secured Party or a Term Loan Secured Party in its discretion), then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
5.6Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released their Junior Liens on such assets, provided that this Section 5.6 shall not apply to any case of a sale or disposition of Real Property unless the ABL Representative has received at least 90 days prior notice of the consummation of any such sale.

5.7Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral on which it has a Junior Lien, such Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, such Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.8Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

Section 6.    Term Loan Documents and ABL Documents.

(a)Each Loan Party and the Term Loan Representative, on behalf of itself and the Term Loan Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Term Loan Documents in violation of this Agreement.

(b)Each Loan Party and the ABL Representative, on behalf of itself and the ABL Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents in violation of this Agreement.

(c)In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents which is not materially adverse to the Junior Secured Parties for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is required by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of the Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Loan Documents shall be made without the prior written consent of the Junior Representative, (iv) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof and (v) such amendment, waiver or modification to the applicable Junior Security Documents shall be approved by the Borrower in writing.

Section 7.    Purchase Options.

7.1Notice of Exercise. (a) Upon the occurrence and during the continuance of an “Event of Default” under the ABL Documents, if such Event of Default remains uncured or unwaived for at least sixty (60) consecutive days and the requisite ABL Lenders have not agreed to forbear from the exercise of remedies (or, if earlier, within five (5) Business Days after the ABL Representative notifies the Term Loan Representative that it shall exercise remedies), all or a portion of the Term Loan Creditors, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the ABL Representative to purchase all of the ABL Obligations from the ABL Secured Parties. Such notice from such Term Loan Creditors to the ABL Representative shall be irrevocable.

(b)Upon the occurrence and during the continuance of an “Event of Default” under the Term Loan Documents,, if such Event of Default remains uncured or unwaived for at least sixty (60) consecutive days and the Term Loan Representative has not agreed to forbear from the exercise of remedies (or, if earlier, within five (5) Business Days after the Term Loan Representative notifies the ABL Representative that it shall exercise remedies), all or a portion of the ABL Creditors, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the Term Loan Representative to purchase all of the Term Loan Obligations from the Term Loan Creditors. Such notice from such ABL Creditors to the Term Loan Representative shall be irrevocable.

7.2Purchase and Sale. (a) On the date specified by the relevant Term Loan Creditors in the notice contemplated by Section 7.1(a) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Representative of the notice of the relevant Term Loan Creditor’s election to exercise such option), the ABL Lenders shall sell to the relevant Term Loan Creditors, and the relevant Term Loan Creditors shall purchase from the ABL Lenders, the ABL Obligations, provided that, the ABL Representative and the ABL Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor.

(b)On the date specified by the relevant ABL Creditors in the notice contemplated 25 by Section 7.l(b) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by Term Loan Representative of the notice of the relevant ABL Creditor’s election to exercise such option), the Term Loan Creditors shall sell to the relevant ABL Creditors, and the relevant ABL Creditors shall purchase from the Term Loan Creditors, the Term

Loan Obligations, provided that, the Term Loan Representative and the Term Loan Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Term Loan Documents but shall not retain any rights to the security therefor.

7.3Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term Loan Creditors or the relevant ABL Creditors, as applicable, shall (a) pay to the ABL Representative for the benefit of the ABL Creditors (with respect to a purchase of the ABL Obligations) or to the Term Loan Representative for the benefit of the Term Loan Creditors (with respect to a purchase of the Term Loan Obligations) as the purchase price therefor the full amount of all the ABL Obligations or Term Loan Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) with respect to a purchase of the ABL Obligations, furnish cash collateral to the ABL Representative in a manner and in such amounts as the ABL Representative determines is reasonably necessary to secure the ABL Representative, the ABL Secured Parties, letter of credit issuing banks and applicable affiliates in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Documents, (c) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Representative, the ABL Secured Parties and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above, ACH transfers and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Representative has not yet received final payment, (d) agree to reimburse the ABL Secured Parties or the Term Loan Secured Parties, as applicable, and with respect to a purchase of the ABL Obligations letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the ABL Documents or the Term Loan Documents, as applicable, as to matters or circumstances known to the ABL Representative or the Term Loan Representative, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Secured Parties, the Term Loan Secured Parties or letter of credit issuing banks, as applicable, and (e) agree to indemnify and hold harmless the ABL Secured Parties or the Term Loan Secured Parties, as applicable, and with respect to a purchase of the ABL Obligations letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Term Loan Obligations, as applicable, as a direct result of any acts by any Term Loan Secured Party or any ABL Secured Party, as applicable, occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the ABL Representative or the Term Loan Representative, as applicable, may designate in writing for such purpose.

7.4Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the ABL Representative or the Term Loan Representative, as applicable) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations or Term Loan Obligations, as applicable, being purchased from it, (b) that such ABL Secured Party or Term Loan

Secured Party, as applicable, or the Borrower own the ABL Obligations or Term Loan Obligations, as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Secured Party or Term Loan Secured Party, as applicable, has the right to assign such ABL Obligations or Term Loan Obligations, as applicable, and the assignment is duly authorized.

Section 8.    Reliance; Waivers; etc.

8.1Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Representative, on behalf of it itself and the other Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Representative and the other ABL Secured Parties. The Term Loan Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Representative, on behalf of itself and the other ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Loan Representative and the other Term Loan Secured Parties.

8.2No Warranties or Liability. The Term Loan Representative and the ABL Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Loan Document. Except as otherwise provided in this Agreement, the Term Loan Representative and the ABL Representative will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents or the Term Loan Documents.

Section 9.    Obligations Unconditional. All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b)any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof or any refinancing, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c)any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e)any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement,

Section 10.    Miscellaneous.

10.1Rights of Subrogation. The Term Loan Representative, for and on behalf of itself and the Term Loan Secured Parties, agrees that no payment to the ABL Representative or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Loan Representative or any Term Loan Secured Party to exercise any rights of subrogation in respect thereof until the ABL Obligations Payment Date. Following the ABL Obligations Payment Date, the ABL Representative agrees to execute such documents, agreements, and instruments as the Term Loan Representative or any Term Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Representative are paid by such Person upon request for payment thereof. The ABL Representative, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Loan Representative or any Term Loan Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Representative or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Term Loan Obligations Payment Date. Following the Term Loan Obligations Payment Date, the Term Loan Representative agrees to execute such documents, agreements, and instruments as the ABL Representative or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Obligations resulting from payments to the Term Loan Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Representative are paid by such Person upon request for payment thereof.

10.2Further Assurances. Each of the Term Loan Representative and the ABL Representative will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Representative or the Term Loan Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern.

10.4Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be terminable by any party hereto, until the earlier of (i) the ABL Obligations Payment Date and (ii) the Term Loan Obligations Payment Date; provided that if a Replacement ABL Agreement or Replacement Term Loan Agreement, as applicable, is entered into following such termination, the relevant Secured Parties agree to, upon the request of any Loan Party, restore this Agreement on the terms and conditions set forth herein until the earlier to occur of the next following ABL Obligations Payment Date or Term Loan Obligations Payment Date. This is a continuing agreement and the ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof. In furtherance of the foregoing:

(a)Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into a Replacement ABL Agreement (which notice shall include the identity of the new ABL Representative, if applicable), the Term Loan Representative shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new ABL Representative shall reasonably request in order to provide to the new ABL Representative or the applicable new ABL Secured Parties the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new ABL Representative any ABL Priority Collateral held by it, together with any necessary endorsements (or otherwise allow the new ABL Representative to obtain control of such ABL Priority Collateral), and (iii) take such other actions as the Loan Parties or the new ABL Representative may reasonably request to provide the new ABL Representative or the applicable ABL Creditors the benefits of this Agreement. The new ABL Representative shall agree in a writing addressed to the Term Loan Representative to be bound by the terms of this Agreement, and

(b)Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into a Replacement Term Loan Agreement (which notice shall include the identity of the new Term Loan Representative, if applicable), the ABL Representative shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new Term Loan Representative shall reasonably request in order to provide to the new Term Loan Representative or the applicable new Term Loan Secured Parties the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new Term Loan Representative any Term Loan Priority Collateral held by it together with any necessary endorsements (or otherwise allow the new Term Loan Representative to obtain control of such Term Loan Priority Collateral), and (iii) take such other actions as the Loan Parties or the new Term Loan Representative may reasonably request to provide the new Term Loan Representative or the applicable Term Loan Creditors the benefits of this Agreement. The new Term Loan Representative shall agree in a writing addressed to the ABL Representative to be bound by the terms of this Agreement.

10.5Amendments; Waivers. (a) No amendment or modification of or supplement to any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Term Loan Representative, and, in the cases of amendments or modifications of or supplements to this Agreement that directly or indirectly affect the rights or duties of any Loan Party, including amendments or modifications of Sections 2.6(b), 3.5, 3.6, 4.2, 6, 10.4, 10.5, 10.7 or 10.8 that indirectly or directly affect the rights or duties of any Loan Party, such Loan Party.

(b)It is understood that the ABL Representative and the Term Loan Representative, without the consent of any other ABL Secured Party or Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become ABL Obligations or Term Loan Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Term Loan Obligations, provided, that such Additional Debt is permitted to be incurred by the ABL Agreement and Term Loan Agreement then extant, and is permitted by such agreements to be subject to the provisions of this Agreement as ABL Obligations or Term Loan Obligations, as applicable.

(c)Notwithstanding the terms of Section 10.5(a) and (b), in the event that the Term Loan Representative does not take the actions contemplated by Section 10.4(a)(i) in connection with any permitted Additional Debt within 10 days after the delivery of a written request to do so, the ABL Representative, without the consent of the Term Loan Representative, may modify this Agreement (which modification may take the form of an amendment and restatement of this Agreement) for the purpose of having any Replacement ABL Agreement or Additional Debt of any of the Loan Parties become ABL Obligations under this Agreement, which agreement shall specify that such Replacement ABL Agreement or Additional Debt constitutes ABL Obligations, provided, that such Additional Debt is permitted to be incurred pursuant to each Term Loan Agreement then extant, and is permitted by such agreements (as determined by the ABL Representative in good faith and certified by an officer of the Borrower to the Term Loan Representative) to be subject to the provisions of this Agreement as ABL Obligations, as applicable.

(d)Notwithstanding the terms of Section 10.5(a) and (b), in the event that the ABL Representative does not take the actions contemplated by Section 10.4(b)(i) in connection with any permitted Additional Debt within 10 days after the delivery of a written request to do so, the Term Loan Representative, without the consent of the ABL Representative, may modify this Agreement (which modification may take the form of an amendment and restatement of this Agreement) for the purpose of having any Replacement Term Loan Agreement or Additional Debt of any of the Loan Parties become Term Loan Obligations under this Agreement, which agreement shall specify that such Replacement Term Loan Agreement or Additional Debt constitutes Term Loan Obligations, provided, that such Additional Debt is permitted to be incurred pursuant to each ABL Agreement then extant, and is permitted by such agreements (as determined by the Term Loan Representative in good faith and certified by an officer of the Borrower to the ABL Representative) to be subject to the provisions of this Agreement as Term Loan Obligations, as applicable.

10.6Information Concerning Financial Condition of the Loan Parties. Each of the Term Loan Representative and the ABL Representative hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The Term Loan Representative and the ABL Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the ABL Documents and Term Loan Documents). In the event the Term Loan Representative or the ABL Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.7Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

10.8Submission to Jurisdiction; JURY TRIAL WAIVER. (a) Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any ABL Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b)Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

10.10Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.

10.14Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15Additional Loan Parties. The Borrowers shall cause each Person that becomes a Loan Party after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as ABL Representative for and on behalf of the ABL Secured Parties

By: ____________________
Name:
Title:    Authorized Officer

Address for Notices:

JPMorgan Chase Bank, N.A.
10 S. Dearborn St.
Chicago, Illinois 60603
Attention: John Morrone
Telecopy No.: (312) 548-1943

Signature Page to
Winnebago Industries, Inc. Intercreditor Agreement

JPMORGAN CHASE BANK, N,A„ as Term Loan Representative for and on behalf of the Term Loan Secured Parties

By: ____________________
Name:
Title:    Managing Director

Address for Notices:

JPMorgan Chase Bank, N.A
Loan and Agency Services Group
10 S. Dearborn, Floor L2S
Chicago, IL 60603
Attention: April Yebd
Telecopy No: 844-490-5665
Email Address: april.yebd@jpmorgan.com; Jpm.agency.servicing.1@jpmorgan.com

Signature Page to
Winnebago Industries, Inc. Intercreditor Agreement

WINNEBAGO INDUSTRIES, INC..

By: ____________________
Name:
Title:

WINNEBAGO OF INDIANA, LLC

By: ____________________
Name:
Title:

GRAND DESIGN RV, LLC

By: ____________________
Name:
Title:

OCTAVIUS CORPORATION

By: ____________________
Name:
Title:

Address for Notices:

Winnebago Industries, Inc.
605 W. Crystal Lake Road
Forest City, Iowa 50436
Attention: Don Heidemann, Treasurer
Facsimile No: (646) 585-6966

ANNEX 1
JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this “Agreement”), dated as of [___________], is executed by ________________________________, a _________________ (the “New Subsidiary”) in favor of JPMORGAN CHASE BANK, N.A. (the “ABL Representative”) and JPMORGAN CHASE BANK, N.A. (the “Term Loan Representative”), in their capacities as ABL Representative and Term Loan Representative, respectively, under that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of November 8, 2016 among the ABL Representative, the Term Loan Representative, Winnebago Industries, Inc. and each of the other Loan Parties party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.
The New Subsidiary, for the benefit of the ABL Representative and the Term Loan Representative, hereby agrees as follows:
1.    The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Intercreditor Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Intercreditor Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.
2.    The address of the New Subsidiary for purposes of Section 10.09 of the Intercreditor Agreement is as follows:
__________________________
__________________________
__________________________
3.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.
[NEW SUBSIDIARY]

By: ____________________
Name:
Title:

40